Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2009 (All amounts in millions, except ASPs and headcount)

	Q1 FY08	Q2 FY08	Q3 FY08	Q4 FY08	Q1 FY09

HARD DRIVE UNITS:	29.4	34.2	34.5	35.2	39.4
REVENUE[1]:	$1,766	$2,204	$2,111	$1,993	$2,109
HARD DRIVE AVERAGE SELLING PRICE:	$59	$61	$59	$56	$53
GROSS MARGIN %:	18.3%	23.3%	22.6%	21.3%	20.1%

REVENUE BY CHANNEL (HDD ONLY):
OEM	50%	48%	50%	57%	56%
DISTRIBUTORS	31%	34%	34%	24%	26%
RETAIL	19%	18%	16%	19%	18%

REVENUE BY GEOGRAPHY (HDD ONLY):
AMERICAS	34%	32%	28%	29%	23%
EUROPE	33%	32%	31%	25%	29%
ASIA	33%	36%	41%	46%	48%

REVENUE CONCENTRATION (HDD ONLY):
10 LARGEST CUSTOMERS	46%	47%	48%	53%	51%

WORLDWIDE HEADCOUNT:	41,263	42,534	41,876	50,072	51,409

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS	$219	$519	$431	$230	$301
CAPITAL EXPENDITURES	$163	$169	$137	$146	$162
DEPRECIATION AND AMORTIZATION	$78	$111	$111	$113	$117
DAYS SALES OUTSTANDING	51	45	44	46	47

INVENTORY METRICS:
RAW MATERIALS	$165	$171	$153	$144	$129
WORK IN PROCESS	145	131	131	145	168
FINISHED GOODS	151	157	171	167	180
TOTAL INVENTORY, NET	$461	$459	$455	$456	$477
INVENTORY TURNS	13	15	14	14	14

[1]	Revenue includes external sales of media and substrates of $40 million in Q1’08, $120 million in Q2’08, $89 million in Q3’08; beginning Q4’08, external sales of media and substrates are no longer reported separately.

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